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                                                                      Exhibit 12

                               Abbott Laboratories

                Computation of Ratio of Earnings to Fixed Charges

                                   (Unaudited)

                       (dollars in millions except ratios)


                                                                          Six Months Ended
                                                                           June 30, 2000
                                                                          ----------------
     Net Earnings .........................................................   $1,378
     Add (deduct):
          Taxes on earnings ...............................................      510
          Minority interest ...............................................        4
                                                                              ------

     Net Earnings as adjusted .............................................   $1,892
                                                                              ------

     Fixed Charges:
          Interest on long-term and short-term debt .......................       65
          Capitalized interest cost .......................................        8
          Rental expense representative of an interest factor .............       21
                                                                              ------

     Total Fixed Charges ..................................................       94
                                                                              ------
     Total adjusted earnings available for payment of fixed charges .......   $1,986
                                                                              ======

     Ratio of earnings to fixed charges ...................................     21.1
                                                                              ======


NOTE:
For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense; capitalized interest cost, net of amortization; minority interest; and the portion of rentals representative of the interest factor, (ii) Abbott considers one-third of rental expense to be the amount representing return on capital, and (iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals.